THIS AGREEMENT ("Agreement") is made on this 15th day of June, 2001

BETWEEN: INTERNET VIP, Inc. a company duly constituted under the laws of the State of Delaware, and, having its head office at 1155 University St., Montreal, Quebec, Canada, (hereinafter referred to as "IVIP")

AND: MICHAEL TUSZYNSKI, businessman, having an office at 98 Chestnut Way Manalapan,NJ 07726 and JOHN DELISA, businessman, having an office at 38579 U.S. Highway 19N, Palm Harbor, FL, (together, hereinafter referred to as the "Consultants")

WHEREAS, IVIP is in the business of selling long distance services through pre-paid telephone cards, using equipment supplied by Ericsson and is in need of specialized software functioning on, and interfacing with, said equipment;

AND,

WHEREAS, the Consultants are experienced businessman and project managers, and are capable and willing to undertake and pay for all necessary steps to establish, staff, equip, operate, develop and implement to fulfill IVIP's requirements,

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1:   DEFINITIONS

In this Agreement, unless the context otherwise requires:

1.1 Agreement - means this agreement dated as of the date hereof, as well as any rider, amendment, modification or intervention which might be made or added thereto in writing, with mutual consent of the parties; the Agreement is also sometimes designated by the expressions "hereof", "herein" and "hereunder";
1.2 Facilities - means the office space, lighting, air conditioning, electric power, computers, telecommunications, and office equipment required for the accommodation and operation of commercial establishment(s) to develop, test and implement the Project.
1.3 Software - means the software system that permits IVIP and its clients to, among other features:
                  (a) produce billing records for pre- and post-paid customers from Ericsson usage records; and
                  (b) activate PINs on telephone cards and automatic payment, via the Internet.
                  (c) And all the accompanying software modules.
1.4 Project - means the totality of developing, testing, implementing, installing, and documenting of the Software and the training of IVIP personnel and/or clients of IVIP on the usage and maintenance of the Software.
1.5 Project Personnel - means any persons engaged by the Consultants for the specific purpose of developing and implementing the Project.

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ARTICLE 2:   RESPONSIBILITIES OF IVIP

2.1 IVIP shall provide within thirty (30) days of the signing of this agreement

               (a) Detailed specifications of the Software.
               (b) Detailed documentation on the hardware of the Ericsson 1.6 gateways currently in use by IVIP.
               (c) Description of all Databases and interfacing software utilized by the Ericsson 1.6 system.
               (d) Detailed documentation covering billing platforms currently in use by IVIP.

2.2 IVIP shall designate a software engineer to be available on a full time basis to work with the Project Personnel.

2.3      Sign off on all timelines and project business plans.

ARTICLE 3:   RESPONSIBILITIES and DELIVERABLES of the Consultants

3.1 Within thirty (30) days of receipt from IVIP of all required documentation, provide a project business plan and time lines for completion, to be approved by IVIP.

3.2      To provide, and maintain the Facilities.

3.3 Pay for all expenses generally related to operating a business project as contemplated herein.

3.4      Purchase all computer and office equipment as needed for the Project.

3.5      Engage and pay for all necessary Project Personnel.

3.6 Obtain all necessary governmental and other approvals, certificates, and authorizations necessary to allow the operation of the contemplated enterprise.

3.7 Install the Software system at IVIP's Montreal hub or elsewhere, as designated by IVIP.

3.8 Provide detailed documentation of the Software for maintenance purposes.

3.9 Provide a comprehensive and user-friendly operating manual for the end-users.

3.10 Provide post installation maintenance and support for the Software for a period of at least six months.

3.11 Train, as necessary, IVIP personnel, both in the operations and maintenance of the Software.

3.12 Provide post installation, training support for IVIP's clients, for a period of up to three months, as requested by IVIP.

3.13 Pay for all travel and related expenses, to provide above mentioned goods and services.

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ARTICLE 4:   GENERAL SPECIFICATIONS OF THE SOFTWARE

4.1      The Software (billing platform, subsystem) should provide:
         (a) billing capabilities, (both pre-paid and post paid), standard in the industry, coupled with a relatively flexible report generator.
         (b)     modules for database management of the billing system.
         (c) Seam-less interface with Ericsson usage records and databases, and with the current billing software used by IVIP.

4.2      The Software (Internet Activation, subsystem) should provide:

         (a) The ability to activate and refresh PIN codes for pre-paid cards by clients, through Internet connections to IVIP's customer database.
         (b) Automatic debit of client's Master Card/Visa account and credit of IVIP's Master Card/Visa account upon PIN activation.
         (c) Client management and reporting of his PIN codes within IVIP's database.
         (d)     Standard firewalls and security issues.

ARTICLE 5:   INTELLECTUAL PROPERTY, LICENSING, TERMINATION OF THE AGREEMENT

5.1 The Software developed herein shall remain the Intellectual Property of the Consultants, but they shall provide a comprehensive license for UNLIMITED use by IVIP.

5.2 The aforementioned license shall be for perpetuity, but exclusive to IVIP for only two (2) years following the signing of this Agreement.

5.3 In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement and, within thirty (30) days after written notice is given to the defaulting party specifying the default, (i) such default is not substantially cured, or (ii) the defaulting party does not obtain the approval of the other party to a plan to remedy the default, then the party not in default may terminate this Agreement by giving written notice to the defaulting party.

5.4 If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of it creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice.

ARTICLE 6:   CONFIDENTIALITY

6.1 During the term of this Agreement, and for a period of three (3) years after the expiration of the term of this Agreement, proprietary or confidential information ("Information") of any kind pertaining to both parties' businesses, and all written material marked by ether party as "Confidential" or "Proprietary" shall be treated by the other party as secret and confidential and accorded

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

             the same protection as the parties give to their own Information of a similar nature. Verbally disclosed information which is to be treated as confidential or proprietary by a party shall be confirmed as such in writing by the party within thirty (30) days of such disclosure.

6.2 Notwithstanding the foregoing, confidential Information does not include information which:

             o has been  published  or is otherwise  readily  available to the public other than by breach of this Agreement;
             o has been  rightfully  received  by the  receiving  party from a third party without breach of any confidentiality obligations;
             o has  been  independently  developed  by the  receiving  party's personnel without access to, or use of, the other party's Confidential Information;
             o was known to the  receiving  party  prior to its first  receipt from the other party and which the receiving party has documented prior to the date hereof; or
             o is required to be disclosed by law whether  under an order of a court or government, tribunal or other legal process. In such cases, the receiving party must immediately notify the other party of the disclosure requirement, in order to allow the other party a reasonable opportunity to obtain a court order to protect its rights, or otherwise to protect the confidential nature of the Confidential Information.

ARTICLE 7:     FEES and CHARGES

7.1 The parties agree that the activities undertaken the goods and services provided to IVIP shall be valued at Six hundred thousand dollars ($600,000), and is to be paid by the issuance of two million four hundred thousand (2,400,000) common shares (the "Shares") of IVIP to the Consultants, to be shared equally by the Consultants.

7.2          Issuance  and  delivery  of the  Shares  shall be  within  thirty
             (30) days of the signing date of this Agreement and the Company shall deliver to the Consultants:

               (i) the certificate or certificates evidencing the Shares to be issued to the Consultants and the respective dates registered in the names of the Consultants; and

               (ii) evidence that the Shares have been registered on Form S-8 to be filed with the U.S. Securities and Exchange Commission, upon issuance of the Shares to the Consultants, registering for resale thereof.

7.3 All charges and amounts in this agreement are stated in legal currency of the United States of America.

ARTICLE 8:   TAXES

8.1 IVIP shall assume responsibility for, and hold the Consultants harmless from all taxes, duties, or similar liabilities arising under this Agreement, under any present or future tax laws, except for the personal income tax of the Consultants.

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ARTICLE 9:   LIABILITY, INDEMNITY, WARRANTIES, AND INSURANCE

9.1 IVIP shall indemnify the Consultants and hold them harmless against and in respect to any and all claims, damages, losses, costs, expenses, obligations, liabilities, actions, suits, including without limitation, interest and penalties, reasonable attorneys' fees and costs and all amounts paid in settlement of any claim, action or suit that may be asserted against IVIP or the Consultants or that IVIP or the Consultants shall incur or suffer, that arise out of, result from or relate to: (a) the non-fulfillment of any agreement, covenant or obligation of IVIP in connection with this Agreement; (b) any breach of any representation or warranty made by IVIP hereunder; (c) any claim of any nature whatsoever brought by any third person or entity who may suffer damages of any sort as a direct or indirect result of IVIP's activities pursuant to the Agreement relating to or in connection with, or any claims of infringement that arise out of, result from or relate to any use or misuse of the facilities and equipment in connection with the implementation of the Project.

9.2 The Consultants warrant that they will perform their obligations under this Agreement in a professional and workmanlike manner. In the event the Consultants are liable to IVIP on account of the Consultants' performance or nonperformance of their obligations under this Agreement, whether arising by negligence or otherwise,
             (i) the amount of damages recoverable against the Consultant for all events, act or omissions will not exceed in the aggregate the Charges paid by IVIP for the last twelve (12) months and (ii) in no event will the Consultant be responsible for any indirect, consequential, incidental or punitive damages of any party, including third parties, or for lost profits. In connection with the conduct of any litigation with third parties relating to any liability of the Consultant to IVIP or to such third parties, the Consultant will have all rights to accept or reject settlement offers and to participate in such litigation. IVIP and the Consultant expressly acknowledge that the limitations contained in this Section have been the subject of active and complete negotiation between the parties and represent the parties' agreement.

9.3 Subject to Articles 9.1 and 9.2 hereof, both Parties shall be responsible for damage to, or loss of their own property, both real and personal, and that each shall be responsible for insuring his own property, with an insurance policy providing extended coverage, including but not limited to perils of fire together with insurance against flood, theft, vandalism, malicious mischief, sprinkler leakage and damage, and boiler and pressure vessel insurance. The Consultants will also subscribe to and maintain additional insurance covering damages for up to $5,000,000 to third party equipment and personnel caused by the use of the office and related equipment and any other insurance coverage that would seem appropriate in the context of this Agreement. The Consultants shall furnish IVIP, upon request to such effect, with certificates of insurance evidencing such coverage.

ARTICLE 10:  EXCUSABLE DELAY

10.1 If either party is unable to perform any of its obligations hereunder due to Force Majeure, the failure to perform by such party shall not constitute a basis for termination or default under this Agreement provided that notice thereof is given to the other party within seven (7) days after the party becomes aware of such event. IVIP shall not be required to make any payment to the Consultant pursuant to Article 7 during the period of the

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

             Consultant's inability, as a result of an event of Force Majeure, to provide the Services and Facilities.

10.2 For the purposes of this Agreement, Force Majeure shall be understood to be any cause beyond the reasonable control of the non-performing party and without its fault or negligence and includes, without limiting the generality of the foregoing, acts of God or of a public enemy, acts of any Government or any State or Territory, or any agency thereof, in its sovereign capacity, fires, floods, epidemic, quarantine restrictions, unusually severe weather conditions, extraordinary vehicle traffic conditions, or mechanical malfunctions

ARTICLE 11:  NOTICES

             Any notice or communication under this Agreement shall be in writing and shall be hand delivered, given by fax or sent by registered mail return receipt requested, postage prepaid, to the other party's designated representative, receiving such communication at the address specified herein, or such other address or person as either party may in the future specify to the other party. Such notice shall be deemed to be received upon delivery or, by fax, on the next business day following transmission provided electronic evidence of transmission is produced at point of origin or, if mailed, on the fourth business day following the date of mailing.

                      If to The Consultants:

                      Michael Tuszynski
                      98 Chestnut Way
                      Manalapan,NJ 07726

                            and

                      John Delisa
                      38579 U.S. Highway 19N
                      Palm Harbor, FL  34684

                      If to IVIP:

                      Internet VIP, Inc.
                      1155 University Ave.
                      Montreal, Quebec, Canada H3B 3A7
                      Attention: General Counsel

ARTICLE 12:  MISCELLANEOUS

11.1 Neither party may assign or transfer all or any part of its rights under this Agreement, without the prior written consent of the other, except when assigning all of their rights and obligations to any legal entity controlling, controlled by, or under common control with it, but with thirty (30) days' prior notice to the other party.

11.2 The Consultants shall establish the Facilities either in the Toronto and Montreal Metropolitan regions only.

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

11.3 The Consultants can assign this Agreement or any obligations hereunder to a third party. If any obligations of the Consultants are assigned to a subcontractor, the Consultants will remain responsible for such obligations under this Agreement.

11.4 This Agreement is not intended to create, nor shall it be construed to be, a joint venture, association, partnership, franchise, or other form of business relationship. Neither party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided herein.

11.5 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such provision shall be treated as severed, leaving the remaining provisions unimpaired, provided that such does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants, or conditions.

11.6         There are no intended third party beneficiaries to this Agreement.

11.7 The failure of either party to require the performance of any of the terms of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

11.8 This Agreement may not be modified, supplemented, or amended or default hereunder waived except upon the execution and delivery of a written agreement signed by the authorized representative of each party.

11.9 Both parties represent and warrant that each has the full authority to perform its obligations under this Agreement and that the person executing this Agreement has the authority to bind it.

11.10 This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the applicable federal laws of Canada therein, and the parties irrevocably submit to the jurisdiction of the courts of the Province of Quebec, city of Montreal.

11.11 The Parties have requested that this Agreement and all documents and communications pursuant to or in connection with this Agreement be drawn up in the English language. Les Parties ont requis que cette Convention ainsi que tous documents ou communications en vertu de cette Convention ou s'y rapportant, soient rediges en langue anglaise.

11.12 This Agreement constitutes the final and full terms of understanding between the parties and supersedes all previous agreements, understandings, negotiations, and promises, whether written or oral, between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year set forth below.



INTERNET VIP, INC.                     Consultants

----------------------------           -----------------------------------------
Signature                              Signature(s)

Ilya Gerol, Chairman                   Michael Tuszynski & John DeLisa


----------------------------           -----------------------------------------
Date                                   Date